Exhibit 99.1

Letter to Shareholders on B Green Innovations, Inc.

Matawan, NJ, February 14, 2010 - B Green Innovations, Inc. (OTC Bulletin Board: BGNN) CEO Jerry Mahoney issued the following letter to shareholders:

Dear B Green Innovations Shareholder:

Over the past few weeks, many of you have contacted the company for an update on our progress.  B Green Innovations, Inc. (“B Green”), “Go Green” mission from its inception, is to create a “Green” company for the development of solutions to eliminate waste from the world’s environment.  B Green offers consumers a realistic and necessary solution to the problem of waste around the world. We believe that to truly have an impact on the planet, one must be committed to the environment and seek out environmentally-friendly products.

Update Sales & Marketing:

B Green will now be using the “As Seen on TV” on its VibeAway® packaging. “As Seen on TV” products get prime placement, where people will make impulse buys and are the top categories in most stores.

The Biodegradable Trash and Compactor bags have been release to the market and are currently being evaluated and tested for distribution by 8 regional supermarket chains nationwide, there are over 3000 Grocery and Convenience stores nationwide.

The VibeAway® is currently being tested and evaluated for distribution by one of the largest big box retailers in the country and by another one of the largest television shopping networks in the world.

The Biodegradable Trash and Compactor bags are currently been sold by are existing customers, Pro Supply Company and Reliable Parts to name a few.

B GREEN INNOVATIONS, INC. Announces, WOODCRAFT Will Sell “VibeAway®” Anti-Vibration Pad Made From 100% Recycled Pads Made From Scrap Tires,  Woodcraft has stores in more than 70 major metropolitan areas across the U.S.

B GREEN INNOVATIONS, INC. Partners With Living Direct, Inc. To Sell VibeAway®; LivingDirect.com Is Ranked In the Internet Retailer Top 500 Guide of America’s largest e-retailers

B Green Innovations, Inc. Offers New Retail Pricing For Its VibeAway® $16.99 Per 4 Pack,
$16.99 Retail Includes Free Shipping On VibeAway®; B Green has also new advantageous Distributor pricing in place.

Visit http://bgreeninnovations.com/Partners.aspx to see our vast growing partner network.

Trademarks:

B Green has filed a trademark application for use of “EcoGrip”, a new version on the VibeAway®.

Financial:

B Green’s Board of Directors has authorized a reduction in the number of authorized Class A Common Stock shares of forty percent (40%).  This reduction in the authorized shares is subject to shareholder approval at the next shareholders meeting.

B Green’s outstanding share structure has remained the same for the last 9 months.

B Green is looking to Acquire, Joint Venture, Partner with or Re-Sell “green” technology companies and/or “green” companies that produce products or services from recycled materials; having a nationwide distribution network for its green product line (VibeAway® ,EcoPod® Biodegradable Bags) we are looking to leverage that pipeline with additional green products.

This past year demonstrated that we already have strong growth momentum. With growing potential in the market for “Green” opportunities, we believe the Company is in a great position to deliver on its prospects.  I would like to thank you for your continued support.

Sincerely,

Jerry Mahoney
President and Chief Executive Officer

Certain information included in this letter to shareholders, may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

For more information:

http://www.bgreeninnovations.com/
Contact: Dolores Serafin
732-696-9333